As filed with the Securities and Exchange Commission on March 9, 2021 under the Securities Act of 1933, as amended

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Peridot Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1586920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2229 San Felipe Street, Suite 1450

Houston, TX 77019

(713) 322-7310

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Preston Powell

Chief Executive Officer

2229 San Felipe Street, Suite 1450

Houston, TX 77019

(713) 322-7310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Debbie P. Yee, P.C. Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Tel: (713) 836-3600 Fax: (713) 836-3601	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Richard Baumann, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

File No. 333-252583

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	6,900,000 units	$10.00	$69,000,000	$7,527.90
Class A ordinary shares included as part of the units(3)	6,900,000 shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	1,380,000 warrants	—	—	— (4)
Total			$69,000,000	$7,527.90 (5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252583).

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $345,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252583), which was declared effective by the Securities and Exchange Commission on March 8, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $69,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 6,900,000 additional units of Peridot Acquisition Corp. II, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-fifth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252583) (the “Prior Registration Statement”), initially filed by the Registrant on January 29, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 8, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 9, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 9, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-252583) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on the 9th day of March 2021.

PERIDOT ACQUISITION CORP. II

By:	/s/ Preston Powell
Name:	Preston Powell
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Tomas Ackerman	Chairman of the Board	March 9, 2021
Tomas Ackerman

/s/ Preston Powell	Chief Executive Officer	March 9, 2021
Preston Powell	(Principal Executive Officer)

/s/ Stephen Wedemeyer	Chief Financial Officer	March 9, 2021
Stephen Wedemeyer	(Principal Financial Officer and Principal Accounting Officer)

/s/ June Yearwood	Director	March 9, 2021
June Yearwood

/s/ Alan Levande	Director	March 9, 2021
Alan Levande

/s/ Scott Prochazka	Director	March 9, 2021
Scott Prochazka

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Peridot Acquisition Corp. II in the City of Houston, Texas, on the 9th day of March, 2021.

By:	/s/ Preston Powell
Name: Preston Powell
Title: Chief Executive Officer